UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2019
PTC THERAPEUTICS, INC.
(Exact Name of Company as Specified in Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Court
South Plainfield, NJ	07080
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (908) 222-7000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PTCT	Nasdaq Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2019, Christine Utter notified the Board of Directors of PTC Therapeutics, Inc. (the "Company") of her intention to transition from her roles as the Company’s principal financial officer and treasurer, effective immediately. Ms. Utter will remain in her current role of principal accounting officer under the new title of Senior Vice President, Finance & Chief Accounting Officer. Ms. Utter’s compensation will continue at her current compensation rate.

On May 31, 2019, the Board of Directors of the Company promoted Emily Hill, the Company’s Senior Vice President, Investor Relations, to the role of Chief Financial Officer, effective immediately. In such capacity, Ms. Hill will serve as the Company’s principal financial officer and treasurer. Ms. Hill, 39, joined the Company in November 2013 as Executive Director, Investor Relations, became Vice President Investor Relations in January 2018 and Senior Vice President, Head of Investor Relations in January 2019. Prior to joining the Company, Ms. Hill was Director of Investor Relations at Warner Chilcott from 2011 to 2012. From 2008 to 2010, Ms. Hill was Senior Manager of Investor Relations at Genzyme Corporation. From 2007 to 2008, Ms. Hill was a Biotech Equity Research Associate at Summer Street Partners. Ms. Hill has a BA from Hamilton College, an MS in pharmacology from Tufts University School of Biomedical Research and received her MBA from Fordham University.

In connection with Ms. Hill’s promotion, her base salary was increased to $415,000 annually, with a target bonus of 40% of annual salaried earnings in accordance with the terms of the Company’s annual incentive compensation plan. Ms. Hill also received, pursuant to the Company’s 2013 Long Term Incentive Plan, a one-time grant of 50,000 stock options to purchase shares of the Company’s common stock. The options will vest over four years, with 25% of the shares underlying the option vesting on the first anniversary of the grant date, and 6.25% of the shares underlying the option vesting quarterly thereafter.

Ms. Hill does not have a family relationship with any of the Company’s officers or directors and has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On June 3, 2019, the Company issued a press release in which it announced the appointment of Ms. Hill described above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information set forth in or incorporated by reference into this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.  All website addresses given in this Report or incorporated herein by reference are for information only and are not intended to be an active link or to incorporate any website information into this Report.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 3, 2019 issued by PTC Therapeutics, Inc.
Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Therapeutics, Inc.

Date: June 3, 2019	By:	/s/ Stuart W. Peltz
	Name:	Stuart W. Peltz, Ph.D.
	Title:	Chief Executive Officer